Exhibit 1.1

                        [FORM OF UNDERWRITING AGREEMENT]


                                   $---------

                                      WYETH

                              ____% Notes Due ____



                             UNDERWRITING AGREEMENT


                                          __________, 20__

__________
     As Representatives of the several Underwriters
c/o [address]



Ladies and Gentlemen:

     Wyeth, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the "Underwriters") $__________ aggregate principal amount of its ____% Notes Due ____ (the "Notes"). The Notes will be issued as a separate series of debt securities under a supplemental indenture (the "Supplemental Indenture") to be dated as of __________, 20__ between the Company and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as trustee (the "Trustee"). The Supplemental Indenture relates to an indenture dated as of April 10, 1992, as amended on October 13, 1992, between the Company and the Trustee (the "Base Indenture", and as further amended and supplemented by the Supplemental Indenture, the "Indenture").

     The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement (File No. __________), including a prospectus, relating to the Notes. The Company shall promptly hereafter file with, or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Notes pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). If the Company has filed an abbreviated registration statement to register additional Notes or other debt securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means any preliminary prospectus supplement specifically related to the Notes, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus", "Preliminary Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Company hereby agrees with the Underwriters as follows:

     1. Issue, Sale and Purchase. The Company agrees to issue and sell the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price (the "Purchase Price") equal to ____% of their principal amount, plus accrued interest, if any, from __________, 20__ to the date of payment and delivery.

     2. Public Offering. The Company is advised by the Representatives that the Underwriters propose (i) to make a public offering of their respective portions of the Notes as soon after this Agreement has become effective as in the judgment of the Representatives is advisable and (ii) to offer the Notes under the terms set forth in the Prospectus.

     The Company confirms that it has authorized the Underwriters, subject to the restrictions set forth below, to distribute copies of the Prospectus in connection with the offering of the Notes.

     3. Payment and Delivery. Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives on __________, 20__, or at such other time on the same or such other date, not later than the fifth Business Day thereafter (subject to Section 10), as the Representatives and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Notes shall be made against delivery to [the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Notes] of [one or more global notes (collectively, the "Global Notes") representing each series of Notes], with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Company. The [Global] Notes will be made available for inspection by the Representatives at the office of __________ at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day immediately prior to the Closing Date.

     4. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

      (b) (i) Each document filed or to be filed pursuant to the Exchange
     Act and incorporated by reference in the Prospectus complied as of the date of filing or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and the Registration Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each Preliminary Prospectus complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (v) the Prospectus will not, in the form used by the Underwriters to confirm sales of Notes and as of the Closing Date, contain and, as amended or supplemented, if applicable, will not contain at the time of such amendment or supplement any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(b) do not apply (A) to statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each Restricted Subsidiary (as defined in the Indenture) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (g) The Indenture has been qualified under the Trust Indenture Act.

          (h) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene any material provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Restricted Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Restricted Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Notes, except such as may be required by the state securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes by the Underwriters.

          (j) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, there has not been any material adverse change in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole.

          (k) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Restricted Subsidiaries is a party or to which any property of the Company or any of its Restricted Subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (l) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (m) Each of the Company and its Restricted Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     5. Covenants of the Company. The Company covenants and agrees with each of the several Underwriters as follows:

          (a) To furnish [insert name of lead Representative], without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Representatives copies of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

          (c) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Notes may have been sold by the Representatives on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

          (d) To make generally available to the Company's security holders and to the Representatives as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (e) During the period beginning on the date of this Agreement and continuing to and including the Business Day immediately following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the Notes and commercial paper issued in the ordinary course of business), without the prior written consent of the Representatives.

          (f) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Notes; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

          (g) So long as the Notes are outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of Notes.

          (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Prospectus and the Prospectus (including in each case all amendments and supplements thereto), (iii) reasonably incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees of counsel for the Underwriters and their disbursements relating thereto),
     (iv) in connection with the approval for trading of the Notes on any securities exchange or inter-dealer quotation system, (v) reasonably incurred in connection with the printing (including word processing and duplication costs) and delivery of this Agreement and the Indenture and the furnishing to Underwriters and dealers of copies of the Prospectus, including mailing and shipping, as herein provided, (vi) related to any filing with the National Association of Securities Dealers, Inc., (vii) payable to rating agencies in connection with the rating of the Notes, and
     (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

     6. Conditions to the Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement,

               (i) (A) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (B) no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change in its rating of the Notes or of any other debt securities of or guaranteed by the Company or any of its subsidiaries; and

               (ii) no event or condition of a type described in Section 4(j) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus.

          (b) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) The Representatives shall have received on the Closing Date (i) an opinion of Lawrence V. Stein, Senior Vice President and General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit A-1 and (ii) an opinion of Simpson Thacher and Bartlett LLP, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A-2.

          (d) The Underwriters shall have received on the Closing Date an opinion of __________, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B.

          (e) The Underwriters shall have received on the date hereof and on the Closing Date a letter, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

          (f) On or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request.

     7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representatives expressly for use in the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first or second paragraph in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company as set forth in Section 1 of this Agreement and the total discounts and commissions received by the Underwriters (calculated as the difference between the aggregate public offering price of the Notes and the net proceeds from the offering of the Notes (before deducting expenses) received by the Company as set forth in Section 1 of this Agreement). The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten and distributed by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

     8. Termination. This Agreement may be terminated by the Representatives, by notice to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, and (b) in the case of any of the events specified in clauses (a)(i) through (a)(iv), such event, individually or in the aggregate, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus.

     9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     10.Defaulting Underwriters. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule 1 bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement and the offering contemplated hereunder.

     11.Parties to this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12.Representatives; Communications. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by [insert name of lead Representative] alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by [insert name of lead Representative] alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters c/o ____________________. Notices to the Company shall be given to it at Wyeth, Five Giralda Farms, Madison, New Jersey 07940 (telefax: 973-660-7174); Attention: Vice President and Treasurer.

     13.Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     14.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     15.Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     16.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                    Very truly yours,

                                    WYETH



                                    By:
                                       Title:

Accepted: __________, 20__

[REPRESENTATIVES]
Acting severally on behalf of themselves and the several Underwriters listed in Schedule
     1 hereto

By: [insert name of lead Representative]



By:
   Title:

                                                                      Schedule 1





                                                             Principal Amount of
                                                                    Notes
Underwriters                                                   to be Purchased
------------                                                 -------------------
      ----------
      ----------                                                  $
      ----------
      ----------

      Total....................................................   $
                                                                   ==========

--------------------------------------------------------------------------------
                                     A-1-2


                                                                     Exhibit A-1

                          Opinion of Lawrence V. Stein,
            Senior Vice President and General Counsel of the Company

     The opinion of Lawrence V. Stein, Senior Vice President and General Counsel of the Company, to be delivered pursuant to Section 6(c) of the Underwriting Agreement shall be to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (ii) each Restricted Subsidiary (as defined in the Indenture) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) each of the Company and its Restricted Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Notes will not contravene any material provision of applicable law or the certificate of incorporation or by-laws of the Company, or any agreement or other instrument binding upon the Company or any of its Restricted Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Restricted Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Notes, except such consents, approvals, authorizations, orders or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Notes by the Underwriters;

               (v) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of such counsel, threatened to which the Company or any of its Restricted Subsidiaries is a party or to which any property of the Company or any of its Restricted Subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations, of the Company and its subsidiaries, taken as a whole;

               (vi) the statements in "Item 3--Legal Proceedings" of the Company's annual report on Form 10-K for the year ended December 31, 20__ [and in "Item 1--Legal Proceedings" in each of the Company's quarterly reports on Form 10-Q filed subsequent to the Company's annual report on Form 10-K for the year ended December 31, 20__] that are incorporated by reference in the Prospectus, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

               (vii) such counsel (i) is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial information, statements and schedules included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) believes that (except for financial information, statements and schedules as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The opinion of Lawrence V. Stein described above shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving such opinion, Lawrence V. Stein may rely, to the extent stated in his opinion, upon such other opinions as he deems necessary, which opinions are in form and substance reasonably satisfactory to counsel for the Underwriters, provided that Lawrence V. Stein furnish a copy thereof to the Underwriters and state that such opinions are satisfactory in form and scope and that the Underwriters and counsel for the Underwriters are entitled to rely thereon.

                                     A-2-2

                                                                     Exhibit A-2

                   Opinion of Simpson Thacher & Bartlett LLP,
                             Counsel for the Company

     The opinion of Simpson Thacher & Bartlett LLP, counsel for the Company, to be delivered pursuant to Section 6(c) of the Underwriting Agreement shall be to the effect that:

     1) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     2) the Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

     3) the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     4) the statements made in the Prospectus under the caption "Description of Notes", "Description of Debt Securities", "Underwriting" and "Plan of Distribution", insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

     5) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

     6) the issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule furnished to such counsel by the Company and which the Company has represented lists all material agreements and instruments to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any Federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any Federal or New York statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any Federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

     7) no consent, approval, authorization, order, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to such counsel's knowledge, any Federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Indenture and the Underwriting Agreement, except, other than as set forth in paragraph 1 above, we give no opinion as to the qualification of the Indenture under the Trust Indenture Act, and except for the registration under the Securities Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

     8) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

     The opinions in paragraphs 1 and 2 above shall be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                                                                       Exhibit B

                           Opinion of ______________,
                          Counsel for the Underwriters

     The opinion of _________________, counsel for the Underwriters, to be delivered pursuant to Section 6(d) of the Underwriting Agreement shall be to the effect that:

     1) the Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms;

     2) the Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

     3) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     4) the statements made in the Prospectus under the caption "Description of the Notes", "Description of Debt Securities", "Underwriting" and "Plan of Distribution", insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

     5) such counsel (i) believes that (except for financial information, statements and schedules as to which such counsel need not express any belief) the Prospectus as of its date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) believes that (except for financial information, statements and schedules as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The opinions in paragraphs 1 and 2 above shall be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     With respect to paragraph (5) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.